Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-187663, 333-189290 and 333-167922) of Xerox Corporation of our report dated February 28, 2025, relating to the consolidated financial statements of Lexmark International II, LLC, which appears in this Current Report on Form 8-K/A.

/s/ BDO USA, P.C.

Cincinnati, Ohio

July 30, 2025

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-273626, 333-257512, 333-257511, 333-187663-01, 333-189290-01, 333-167922-01, 333-280588, and 333-287855) of Xerox Holdings Corporation of our report dated February 28, 2025, relating to the consolidated financial statements of Lexmark International II, LLC, which appears in this Current Report on Form 8-K/A.

/s/ BDO USA, P.C.

Cincinnati, Ohio

July 30, 2025